Exhibit 99.1

Valeritas Appoints Erick J. Lucera as Chief Financial Officer

BRIDGEWATER, New Jersey, August 16, 2016 — Valeritas Holdings, Inc. (OTCQB: VLRX) announced today the appointment of Erick J. Lucera as the Company’s Chief Financial Officer, effective August 29, 2016. Mr. Lucera will be based primarily in the Company’s Shrewsbury, Massachusetts office.

“Valeritas is well positioned with robust clinical data, strong reimbursement coverage and established manufacturing capacity,” said John Timberlake, President and Chief Executive Officer of Valeritas. “We are now focused on the successful execution of our capital-efficient commercial strategy. Erick’s unique background combining significant experience as a senior executive at several medical technology and biopharmaceutical companies and his deep experience as a healthcare investor will be invaluable during this execution phase as a public company.”

Mr. Lucera brings to Valeritas over twenty years of operational and investment experience in biotechnology, specialty pharmaceutical and medical technology companies. Mr. Lucera currently serves as Chief Financial Officer of Viventia Bio, a late-stage oncology company that filed for an initial public offering in October 2015. Prior to that, he served as Vice President, Corporate Development at Aratana Therapeutics. While at Aratana, he helped grow the company’s product pipeline through a series of acquisitions and in-licensing transactions financed through five public and private offerings of nearly $250 million. Previously, Mr. Lucera was Vice President, Corporate Development at Sunshine Heart while the Company completed its U.S. initial public offering.

Prior to his corporate operational experience, Mr. Lucera spent over fifteen years in investment management focused on the Life Sciences sector at Eaton Vance, the Triathlon Life Sciences Fund at Intrepid Capital and Independence Investments. He began his career in the Philadelphia office of Price Waterhouse & Co. (now PwC). He holds a CPH from Harvard University, an MS from Boston College, an MBA from Indiana University Bloomington, and a BS in accounting from the University of Delaware. Mr. Lucera has obtained CFA, CMA, and CPA designations.

“Valeritas has all the important attributes of the kind of company I looked for during my investment career,” said Mr. Lucera. “V-Go® has proven clinical, health and economic benefits. Most importantly, its unique design offers patients the opportunity to lead a life uninterrupted by many of the burdens of treating diabetes. The transition of the sales forces toward a capital-efficient model has put the company at an important inflection point. I am very excited to be joining the team at this moment in time.”

About Valeritas, Inc.

Valeritas is a commercial-stage medical technology company focused on developing innovative technologies to improve the health and quality of life of people with Type 2 diabetes. Valeritas’ flagship product, V-Go® Disposable Insulin Delivery device, is a simple, wearable, basal-bolus insulin delivery solution for patients with Type 2 diabetes that enables patients to administer a continuous preset basal rate infusion of insulin over 24 hours. It also provides on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery system on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in a state-of-the-art facility in Shrewsbury, Massachusetts. For more information, please visit www.valeritas.com.

Forward Looking Statements:

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Disposable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contact:

Nick Laudico / Zack Kubow

The Ruth Group

(646)536-7030 / 7020

IR@valeritas.com

Media Contact:

Christopher Hippolyte

The Ruth Group

(646)536-7023

PR@valeritas.com